UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 1, 2009

   BSML, Inc.

(Exact name of registrant as specified in its charter)

   Utah       1-11064       87-0410364

(State or other (Commission (I.R.S. Employer

jurisdiction of file number) Identification No.)

incorporation)

301 Yamato Rd Suite 31310

   Boca Raton, Fl       33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (925) 941-6260

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On February 10, 2009, BSML, Inc. (the "Company"), and its wholly owned subsidiary, Pure Acquisition Co., Inc., a Delaware corporation ("Pure Acquisition"), entered into an agreement (the "APA") to purchase certain assets of Pure Laser Hair Removal & Treatment Clinics, Inc., a Delaware corporation ("Pure"), John Street Holdings, LLC, a Delaware limited liability company ("JSH"), and certain subsidiaries of Pure and JSH (collectively, the "Subsidiaries," and together with Pure and JSH, the "Sellers").

Pursuant to the terms and subject to the conditions set forth in the APA, Pure Acquisition agreed to purchase substantially all of the assets of the Sellers (the "Purchased Assets") for a purchase price of: (i) Two Hundred Thousand Dollars ($200,000) (the "Cash Payment"); (ii) an unsecured promissory note in favor of Investment Partnership (2006) L.P. ("IP 2006") in the aggregate principal amount of Five Hundred Thousand Dollars ($500,000) (the "Note"); (iii) the Company's agreement for the twelve month period immediately following the closing of the purchase of the Purchased Assets, that IP 2006 can acquire the same type of equity securities offered by the Company in one or more offerings for a price per share equal to the price paid by third party investors up to a maximum of $2,500,000 (the "Investment Participation Agreement"); (iv) a twelve month warrant in favor of IP 2006 with the rights to purchase up to $2,500,000 (or such lesser amount as is available after IP 2006's exercise of rights under the Investment Participation Agreement) of common stock of the Company (the "Warrant"); and (v) assumption of certain liabilities (the "Assumed Liabilities") of the Sellers.

The Assumed Liabilities consist of, and are limited to, the following:

i. each Assigned Equipment Lease set forth in the APA;

ii. each Assigned Real Estate Lease set forth in the APA;

iii. each Assigned Physician Agreement;

iv. the BDC Loan ( the lender being the Business Development Bank of Canada ("BDC")), the loan documents describing which are attached to the APA, including granting additional security interests and providing additional guarantees to be more fully described in written agreements between the holder of the BDC Loan and the Company;

v. the remaining prepaid customer service liabilities as set forth in the APA with respect to Sellers' customers who have prepaid for treatments; and

vi that certain specified bridge loan of the Sellers (the "Bridge Secured Loan") assumed with recourse only to those Purchased Assets which currently serve as collateral for the Bridge Secured Loan.

Consummation of the asset sale under the APA was subject to customary closing conditions. In addition, because the Sellers are debtors-in-possession under title 11 of the United States Code, 11 U.S.C. ss 101 et seq. (the "Bankruptcy Code"), and filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code (the "Chapter 11 Case") on January 27, 2009, in the United States Bankruptcy Court for the Northern District of Georgia (the "Bankruptcy Court"), any sale of assets or transfer of liabilities was subject to approval of the Bankruptcy Court having jurisdiction over the bankruptcy proceedings of the Sellers.

As such, on January 30, 2009, the Sellers filed with the Bankruptcy Court their Emergency Motion of Debtors For Authority to Sell Property Free and Clear of Liens, Claims, and Encumbrances Pursuant to 11 U.S.C. Sections 105(a) and 363(b), (f) and (m), and to Assume and Assign or Reject Leases Pursuant 11 U.S.C. Section 365 (the "Sale Motion"). In the Sale Motion, the Sellers proposed to sell certain assets and assign certain real property leases, equipment leases and other contracts to Pure Acquisition (the "Assets and Liabilities"). A hearing on the sale requested in the Sale Motion was held on February 9, 2009, and continued to February 12, 2009 (the "Sale Hearing").

On February 17, 2009, the Bankruptcy Court entered an order (the "Sale Order") granting the Sale Motion and authorizing the sale and assignment of the Assets and Liabilities pursuant to the APA. Under the Sale Order, the closing date of the APA was set at March 31, 2009, subject to an earlier closing if all conditions of the APA and Sale Order were met prior to that date. The "Effective Date" of the APA was set at February 18, 2009.

The Sale Order further supplemented the APA by requiring Pure Acquisition to perform the following on the Effective Date:

i. pay to the Sellers the Cash Payment, which was non-refundable and held in escrow by counsel for the Sellers for the benefit of the Sellers' creditors and administrative expense claimants;

ii. pay the sum of $30,000 to be held in escrow for any unpaid attorneys' fees incurred by counsel for the Sellers in connection with the transactions described in the APA and the Sale Order; provided, however, that final payment of any such fees was to remain subject to approval by the Court pursuant to a fee application;

iii. assume managerial control of the Sellers' operations;

iv. reject certain real estate leases specified in the APA and the Sale Order; and

v. make certain post-petition February lease payments with respect to the real estate leases identified on Schedule 2.3(b) of the APA, subject to certain conditions specified in the Sale Order.

Additionally, the Sale Order required that from the Effective Date to the Closing Date (the "Interim Period"), Pure Acquisition would pay, and the Company would guarantee payment of, all operating expenses of the Sellers accruing or coming due during the Interim Period, including without limitation, all employee obligations; payments to suppliers; taxes; insurance premiums; marketing expenses; contractual obligations; repairs; and promotions, to the extent such operating expenses were not paid from funds generated from the Sellers' operations during the Interim Period. During the Interim Period and following the Closing, Pure Acquisition was required to perform services necessary to fulfill pre-paid customer obligations to the extent permitted by and otherwise consistent with applicable state and federal law.

Further, on March 24, 2009, BDC agreed to accept Five Hundred Seventeen Thousand Dollars ($517,000) in full satisfaction of the obligations of Pure Acquisition under the BDC Loan. On April 2, 2009, as a condition precedent to the Credit Agreement, as described in the Current Report on Form 8-K filed with the SEC on April 2, 2009, Pure Acquisition paid the BDC loan in full and BDC released all of the collateral secured by the BDC Loan. Accordingly, neither Pure Acquisition nor the Company has any further obligation in favor of BDC.

On March 31, 2009, the APA was amended by that certain First Addendum to the Asset Purchase Agreement (the "First Addendum") to include 2012710 Ontario, a Canada corporation and parent of Pure ("2012710 Ontario"), as an additional Seller under the APA. Pursuant to the First Addendum, 2012710 Ontario agreed to be bound as a Seller under the APA. All other terms and conditions of the APA remained unmodified by the First Addendum.

The final closing conditions of the APA have been met, and the APA and related transactions closed as of April 1, 2009.

Transition Agreement

In connection with the transactions contemplated by the APA, on February 10, 2009, the Company, Pure Acquisition, and William Korner ("Executive") entered into a Transition Agreement (the "Transition Agreement") to provide to the Company and Pure Acquisition certain transitional services on the terms and subject to the conditions set forth therein. The term of the Transition Agreement commenced on the Effective Date of the APA and will terminate on the earliest to occur of: (i) the written mutual agreement of the parties to terminate this Agreement with 10 days notice; or (ii) the expiration of six (6) months following the Effective Date (the "Term").

Prior to the Effective Date of the APA, Executive was employed as Chief Executive Officer and President of Pure and certain of the Subsidiaries pursuant to that certain Amended and Restated Employment Agreement dated April 17, 2008 (the "Employment Agreement"). Under the Transition Agreement, Executive agreed to serve as Chief Executive Officer of Pure Acquisition for the Term. As Chief Executive Officer, Executive agreed to provide Pure Acquisition with certain transition services, including hiring of executive personnel, management and supervision of the day-to-day operations of Pure Acquisition, maintenance and growth of Pure Acquisition and other duties consistent with a chief executive officer of a corporation of the size, location and nature of Pure Acquisition.

Additionally, Executive agreed to abide by all promises set forth in the Employment Agreement to protect all confidential and proprietary information of Pure Acquisition and promised not to compete with Pure Acquisition and/or solicit any of Pure Acquisition's employees or consultants for a period of one (1) year from the end of the Term.

To assist in Executive's performance of the services, Executive, on behalf of Pure Acquisition, agreed to provide the Company an operating budget (the "Operating Budget") for a twelve (12) month period for Pure Acquisition. The Operating Budget was to include, among other things: working capital requirements; capital expenditure requirements; executive salaries; and business development plans.

Upon the Company's approval of the Operating Budget, the Company agreed to provide financing to Pure Acquisition for the Operating Budget on conditions and in amounts which were to be mutually agreed upon by the Company and Pure Acquisition; provided however, the financing would not exceed an aggregate of Two Million Five Hundred Thousand Dollars ($2,500,000) during the twelve (12) month period following the Effective Date to be funded $1,250,000 upon Closing and $1,250,000 within 60 days thereafter, unless otherwise agreed to in the Operating Budget by the Company and Pure Acquisition.

Promissory Note

On April 1, 2009, pursuant to the APA, and in consideration for IP 2006's release of any claims, indebtedness, and security interest that IP 2006 or its affiliates may have in the Purchased Assets, the Company issued a promissory note (the "Note") for an aggregate indebtedness of $500,000 to IP 2006. The Note is due and payable on September 31, 2012 (the "Maturity Date"), with all principal and interest due on that date. Interest shall accrue on the Note at the rate of 8% per annum between April 1, 2009, and April 1, 2012, and at the rate of 8.5% per annum thereafter (collectively, the "Interest Rate"). Any amounts outstanding after the Maturity Date shall accrue interest in an amount equal to 3% per annum above the Interest Rate. The Company is entitled to pre-pay any or all amounts of the Note with no penalty.

Upon the occurrence of an Event of Default, as defined in the Note, the Note will immediately be due and payable upon notice from IP to the Company.

Participation Rights and Warrants

On April 1, 2009, pursuant to the APA, and in consideration for IP 2006's release of any claims, indebtedness, and security interest that IP 2006 may have in the Purchased, the Company granted to IP 2006 pursuant to that certain investment participation agreement, dated as of April 1, 2009 (the "Investment Participation Agreement") the right to purchase a maximum aggregate of $2,500,000 worth of equity securities (the "Participation Rights") of the Company at a purchase price equal to the purchase price paid by third party investors for the Company's equity securities in the event the Company undertakes one or more Equity Offerings (as defined in the Investment Participation Agreement). In the event the Company does not undertake an Equity Offering prior to April 1, 2010 (the "Expiration Date"), IP has the right to purchase common stock of the Company up to the Participation Amount (as defined in the Investment Participation Agreement) under the terms of the Warrant.

If the Company issues a stock dividend, consummates a stock split or consolidation, a recapitalization or a reorganization of its share capital, or takes any similar action (each of the foregoing a "Dilutive Event"), after the effective date of the Investment Participation Agreement, the Company will issue concurrently therewith additional warrants to purchase such number of shares of common stock as will entitle IP 2006 to maintain the same beneficial ownership in the Company after the Dilutive Event as IP 2006 had prior to the Dilutive Event. All Participation Rights and Warrants issued under the Investment Participation Agreement expire on April 1, 2010.

Registration Rights Agreement

In connection with the issuance of the Participation Rights and Warrants, on April 1, 2009, the Company entered into a registration rights agreement (the "Registration Rights Agreement") granting IP 2006 piggyback registration rights for the shares underlying the Participation Rights and Warrants, effective only after the Participation Rights or Warrants have been exercised.

In addition, pursuant to the Registration Rights Agreement, if IP2006 has been issued common stock of the Company at an aggregate price in excess of $1,250,000, the Company is obligated to register for resale the shares of the common stock issuable upon the exercise of the Participation Rights or Warrants on a registration statement on Form S-1 or S-3, as available to the Company, to be filed with the Securities and Exchange Commission within thirty (30) days after notice and request from IP 2006.

The foregoing summaries of the terms and conditions of the APA, the First Addendum, the Transition Agreement, the Note, the Investor Rights Agreement, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the APA, the First Addendum, the Transition Agreement, the Note, the Investor Rights Agreement, and the Registration Rights Agreement, all of which will be filed in an amended Current Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Note is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

As discussed above under Item 1.01, the Company granted Participation Rights and Warrants to IP 2006 to purchase up to a maximum aggregate of $2,500,000 worth of shares of the Company's equity securities. Additionally, if the Company issues a stock dividend, consummates a stock split or consolidation, a recapitalization or a reorganization of its share capital, or takes any similar action constituting a "Dilutive Event" after the effective date of the Investment Participation Agreement, the Company will issue concurrently therewith additional warrants to purchase such number of shares of common stock as will entitle IP 2006 to maintain the same beneficial ownership in the Company after the Dilutive Event as IP 2006 had prior to the Dilutive Event. The Participation Rights and Warrants will expire on April 1, 2010. The Participation Rights have an exercise price equal to the lowest price payable by a third party buyer of the Company's common stock in an equity offering. The Warrants have an exercise price equal to the 30 day VWAP trading price of the Company's common stock calculated as of the closing date of the APA. Additional terms relating to the Participation Rights and the Warrants are discussed above under Item 1.01.

The Participation Rights and Warrants described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the "Securities Act") and regulations promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement

Subsequent to, and in connection with, execution of the APA and Transition Agreement, the Company, Pure Acquisition and Executive entered into a separation agreement (the "Separation Agreement"), whereby the parties agreed to terminate their relationship and modify Executive's obligations under the Transition Agreement.

Executive agreed to resign all of his positions with Pure, JSH, 2012710 Ontario and all of their respective subsidiaries effective upon execution of the Separation Agreement. Pure Acquisition agreed to assume certain personal guaranties of Executive with respect to equipment leases that were assumed by Pure Acquisition pursuant to the APA. The parties agreed that the promissory note among Pure, JSH, Executive and J3 Evolution, LLC, dated January 9, 2009 (the "Note"), will remain in full force and effect and that the Company and Pure Acquisition will promptly begin to sell the equipment that serves as collateral under the Note.

Pursuant to the Separation Agreement, the Transition Agreement will remain in full force and effect; provided however, Executive will not provide the services set forth in Section 3 of the Transition Agreement. The Company and Pure Acquisition agreed to continue operation of the med spa, known as the Sedona Med Spa, until operation of the Sedona Med Spa is no longer in the best interests of the Company.

The foregoing summary of the terms and conditions of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which will be filed in an amended Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 6, 2009

BSML, Inc.

By:  /s/ Jeffrey Nourse

Jeffrey Nourse

Chief Executive Officer